Exhibit 10.2

Execution Version

VOTING AND SUPPORT AGREEMENT
(COMPANY)

This VOTING AND SUPPORT AGREEMENT, dated as of April 15, 2015 (this “Agreement”), is made and entered into by and between CollabRx, Inc., a Delaware corporation (“Parent”), and the stockholder of Medytox Solutions, Inc., a Nevada corporation (the “Company”), listed on Schedule A hereto (the “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and CollabRx Merger Sub, Inc., a Nevada corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares, class and series of Company Capital Stock set forth across from such Stockholder’s name on Schedule A attached hereto and has the voting and dispositive power in connection with the Merger with respect to such shares (“Existing Shares” and, together with any shares of Company Capital Stock acquired after the date hereof, whether upon the exercise of options, conversion of convertible securities or otherwise, the Stockholder’s “Shares”); and

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agrees, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

AGREEMENT

1. Agreement to Vote; Irrevocable Proxy; Etc.

(a) Agreement to Vote. Subject to the terms and conditions hereof, the Stockholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the Termination Date, at any meeting of the holders of Company Capital Stock, however called, or in connection with any written consent of the holders of Company Capital Stock, such Stockholder shall (i) appear at such meeting or otherwise cause all of such Stockholder’s Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by the Company or Parent for written consent, if any, and (ii) vote (or cause to be voted) such Stockholder’s Shares or grant consent, as applicable (x) in favor of (A) approval of the Merger and the other transactions contemplated by the Merger Agreement and (B) any other matter that is required to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including without limitation any adjournment or postponement of such meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of such meeting to approve the adoption of the Merger, and (y) against (1) any Company Takeover Proposal, (2) any proposal made in opposition to or in competition with the Merger, or which would result in a breach of the Merger Agreement, or (3) any other action involving the Company or any Subsidiary of the Company that would reasonably be expected to have the effect of impeding, materially interfering with, materially delaying, materially postponing, or otherwise impairing the ability of the Company to consummate the Merger. Subject to the terms and conditions hereof, the Stockholder shall not enter into any agreement or understanding with any Person prior to the termination of this Agreement to vote in any manner inconsistent herewith. Subject to the terms and conditions hereof, the obligations of the Stockholder specified in this Section 1(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal prior to the Termination Date.

1

(b) Irrevocable Proxy. The Stockholder hereby revokes any and all previous proxies and powers of attorney granted with respect to such Stockholder’s Shares, and the Stockholder shall not grant any subsequent proxy or power of attorney with respect to such Stockholder’s Shares, except as set forth in this Agreement or required by a Letter of Transmittal. By entering into this Agreement, subject to the last sentence of this Section 1(b), the Stockholder hereby grants, or agrees to cause the applicable record holder to grant, a proxy appointing Parent, any designee of Parent and each of Parent’s officers, with full power of substitution and re-substitution, as such Stockholder’s attorney-in-fact and proxy, for and in such Stockholder’s name, to be counted as present and vote and express consent or dissent with respect to such Stockholder’s Shares for the purposes set forth in Section 1(a). The proxy granted by the Stockholder pursuant to this Section 1(b) is, subject to the last sentence of this Section 1(b), irrevocable and is coupled with an interest, in accordance with Section 78.355 of the NRS, and is granted in order to secure such Stockholder’s performance under this Agreement and also in consideration of Parent entering into this Agreement and the Merger Agreement. If Stockholder fails for any reason to be counted as present, consent or vote such Stockholder’s Shares in accordance with the requirements of Section 1(a), then Parent shall have the right to cause to be present, consent or vote such Stockholder’s Shares in accordance with the provisions of Section 1(a). The proxy granted by the Stockholder shall be automatically revoked upon the valid termination of this Agreement in accordance with Section 5.

(c) Stockholder Restrictions. From the date of this Agreement until the Termination Date and except as otherwise contemplated in the Merger Agreement, the Stockholder shall not (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of such Stockholder’s Shares (any such action, a “Transfer”); provided that nothing in this Agreement shall prohibit the exercise by the Stockholder of any options to purchase Shares, (ii) deposit any of such Stockholder’s Shares into a voting trust or enter into a separate voting agreement with respect to such Stockholder’s Shares, (iii) take any action, either directly or indirectly, that would cause any representation or warranty of such Stockholder contained herein to become untrue or incorrect, in each case, in any material respect, or would reasonably be expected to have the effect of preventing or disabling such Stockholder from performing its, his or her obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, the Stockholder may make Transfers of Shares by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations; provided, that, as a condition to any such Transfer, each transferee agrees in writing to be bound by the terms of this Agreement applicable to such Stockholder and to hold such Shares subject to all the terms and provisions of this Agreement to the same extent as such terms and provisions bound such Stockholder. If any involuntary Transfer of any of the Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

(d) Additional Shares. The Stockholder hereby agrees, during the term of this Agreement, to promptly notify Parent of any new Shares acquired by such Stockholder, if any, after the execution of this Agreement. Any such Shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date of this Agreement. In the event of a stock split, stock dividend or distribution, or any change in the Company Capital Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(e) Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, any of the Persons identified in Section 1(b) or any other Person any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any of the Shares. All rights, ownership and economic benefits of and relating to, and pecuniary interest in, the Shares shall remain vested in and belong to the Stockholder, and neither Parent, the Persons identified in Section 1(b) nor any other Person shall have any power or authority to direct the Stockholder in the voting or disposition of any of the Shares, except as otherwise expressly provided in this Agreement.

2

2. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent, as of the date hereof, and at all times during the term of this Agreement, as follows:

(a) Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform its, his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Shares. Such Stockholder’s Existing Shares are owned beneficially and/or of record by such Stockholder, as set forth on Schedule A attached hereto. Such Stockholder’s Existing Shares constitute all of the shares of Company Capital Stock owned of record or beneficially by such Stockholder as of the date hereof, and, except for such Stockholder’s Existing Shares, such Stockholder does not beneficially own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Company Capital Stock or any securities convertible into shares of Company Capital Stock (other than pursuant to any option, stock award or similar compensation plan adopted by the Company). Such Stockholder has the voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof and power to agree to all of the matters set forth in this Agreement with respect to each of such Stockholder’s Existing Shares as set forth on Schedule A attached hereto, with no other limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws, the organizational documents of the Company and the terms of this Agreement and the Merger Agreement.

(c) No Conflicts. The execution and delivery of this Agreement by such Stockholder do not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on such Stockholder or its, his or her properties or assets, (b) except as may otherwise be required by federal securities Laws, conflict with or violate any Law applicable to such Stockholder or pursuant to which any of its, his or her properties or assets are bound or (c) violate any other agreement to which such Stockholder is a party, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust. Such Stockholder’s Existing Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

(d) Brokers and Finders. Such Stockholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder’s fees or other similar fees or commissions in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in its, his or her capacity as such.

(e) Acknowledgment. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

3. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder, as of the date hereof, and at all times during the term of this Agreement, as follows:

(a) Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b) Corporate Authorization; Validity of Agreement; Necessary Action. Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Parent Board, and no other corporate action or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement, and the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

3

(c) No Conflicts. The execution and delivery of this Agreement by Parent do not, and the performance of the terms of this Agreement by Parent will not, (a) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Parent, (b) except as may otherwise be required by federal securities Laws, conflict with or violate any Law applicable to Parent or (c) violate any other material agreement to which Parent is a party.

4. Further Assurances. From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5. Termination. This Agreement, and the irrevocable proxy set forth in Section 1(b), shall automatically terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further force or effect with no liability on the part of any party hereto upon the earliest to occur of (a) the Effective Time, (b) a valid termination of the Merger Agreement in accordance with its terms, and (c) a Parent Adverse Recommendation Change or a Company Adverse Recommendation Change, and (any such date shall be referred to herein as the “Termination Date”). Nothing in this Section 5 shall relieve any party of liability for breach of this Agreement prior to the termination of this Agreement pursuant to its terms.

6. Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

7. Amendment and Modification; No Waiver. This Agreement may be amended, modified and supplemented in any and all respects only by written agreement executed and delivered by each of the respective parties. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought, except that this Agreement may be terminated as set forth in Section 5. The failure of either party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligations under this Agreement, shall not constitute a waiver of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

8. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained); (b) on the fifth (5th) Business Day after dispatch by registered or certified mail (return receipt requested and first-class postage prepaid); or (c) on the next Business Day if transmitted by national overnight courier (with proof of service), in each case as follows:

(a) if to Parent or Merger Sub, to:

CollabRx, Inc.
44 Montgomery Street, Ste. 800
San Francisco, CA 94104
Attn: Thomas R. Mika
Fax: (415) 248-5350

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
135 Commonwealth Drive
Menlo Park, CA 94025
Attn: William Davisson
Fax: (650) 752-3114

4

(b) if to the Stockholder, to the address set forth on the signature page hereto;

with a copy (which shall not constitute notice) to:

Medytox Solutions, Inc.
400 South Australian Avenue, Ste. 800
West Palm Beach, FL 33401
Attn: Seamus Lagan
Fax: (561) 855-1620

and a copy (which shall not constitute notice) to:

Akerman LLP
One Southeast Third Avenue, 25th Fl.
Miami, FL 33131
Attn: J. Thomas Cookson
Fax: (305) 374-5095

9. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”.

10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

11. Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Schedules hereto and the Merger Agreement, the Parent Support Agreements, the other Company Support Agreements, the Post-Merger Stockholders Agreement and the Confidentiality Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement is intended to create a contractual relationship between the Stockholder and Parent and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between any of the parties hereto. Without limiting the generality of the foregoing, none of the Stockholder or Parent, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with each other or any other stockholder of the Company.

12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13. Specific Performance; Remedies Cumulative.

(a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

(b) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

5

14. Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of New York without giving effect to the principles of conflicts of law thereof.

15. Assignment. Except as set forth in Section 1(c), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

16. Consent to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns may be brought and determined exclusively in any federal or state court located in the State and County of New York (the "Applicable Courts"), and each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Applicable Courts and agrees that it will not bring any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof in any court other than the Applicable Courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof, (a) any claim that it is not personally subject to the jurisdiction of the Applicable Courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such Applicable Court or from any legal process commenced in such Applicable Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the action in any such Applicable Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Applicable Courts. Each Party irrevocably consents to service of process in the manner provided for notices in Section 8; provided that nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law.

17. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18. Negotiated Terms. The provisions of this Agreement are the result of negotiations between the parties. Accordingly, this Agreement shall not be construed in favor of or against any party by reason of the extent to which the party or any of his or its professional advisors participated in its preparation.

6

19. Action in Stockholder Capacity Only. The parties acknowledge and agree that this Agreement is entered into by the Stockholder solely in its, his or her capacity as the record and/or beneficial owner of such Stockholder’s Shares and nothing in this Agreement shall restrict or limit in any respect any action taken by such Stockholder in its, his or her capacity as a director or officer of the Company. The taking of any action (or failure to act) by the Stockholder in its, his or her capacity as an officer or director of the Company will in no event be deemed to constitute a breach of this Agreement.

20. Documentation and Information. The Stockholder (i) consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holdings of the Shares, and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in any disclosure document required by Law, rule or regulation in connection with the Merger or any other transaction contemplated by the Merger Agreement (and, with respect to any other press release or similar announcement, authorizes publication and disclosure of such information if the Stockholder has given prior consent to such press release or other announcement) and (ii) agrees as promptly as practicable to give to Parent and the Company any information reasonably related to the foregoing as either may reasonably require for the preparation of any such disclosure documents. As promptly as practicable, the Stockholder shall notify Parent and the Company of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any have become false or misleading in any material respect.

[Signature Pages Follow]

7

IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be signed as of the date first written above.

COLLABRX, INC. By: Name: Thomas R. Mika Title: President and Chief Executive Officer
STOCKHOLDER By: Name: Sharon Hollis Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER By: Name: Frank Roca Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER By: Name: Steve Sramowicz Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER By: Name: Tom Mendolia Address for Notice: ____________________ ____________________ ____________________

Signature Page to Company Support Agreement

STOCKHOLDER By: Name: Jace Simmons Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER By: Name: Bill Forhan Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER Alcimede, LLC By: ____________________ Name: Title: Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER Epizon, Ltd. By: ____________________ Name: Title: Address for Notice: ____________________ ____________________ ____________________
STOCKHOLDER Aella, Ltd. By: ____________________ Name: Title: Address for Notice: ____________________ ____________________ ____________________

Signature Page to Company Support Agreement

8

SCHEDULE A

Stockholder	Existing Shares